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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

               Date of Report: (Date of earliest event reported):
                        August 7, 2000 (August 1, 2000)


                         TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


       DELAWARE                          1-12574                                 13-3532643
(State of Incorporation)        (Commission File Number)              (IRS Employer Identification No.)
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


                             7000 FANNIN, 20TH FLOOR
                              HOUSTON, TEXAS 77030
              (Address of Registrant's principal executive offices)

                                 (713) 796-8822
              (Registrant's telephone number, including area code)




                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS


This report contains forward-looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are attainment of research and clinical goals of product candidates, attainment of required governmental approval, and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, you should give careful consideration to cautionary statements made in the reports we have filed with the Securities and Exchange Commission, including our most recently filed Form 10-K and Form 10-Q.

On August 1, 2000, we announced initial financing of a majority-owned German subsidiary, Revotar Biopharmaceuticals AG, with equity investments by German venture capital firms bmp AG and Mediport AG.

Based in the Berlin-Brandenburg area, Revotar Biopharmaceuticals is focused on the discovery and development of small molecule drugs to treat inflammatory diseases, including asthma and psoriasis.

Revotar's lead product, TBC1269, is a novel selectin antagonist in Phase II clinical trials for treating asthma. Revotar will also have access to our unique drug discovery technologies, including several early stage inflammatory programs.

Revotar raised DM 10 million in equity thus far and has in place additional sources of non-dilutive funding through German government grants and loans, which are expected to increase total start-up funding up to DM 30 million. We own 55.2% of Revotar which we obtained in exchange for technology contributed to the company. We have retained North American territorial rights to TBC1269, but all costs to develop the product for asthma and psoriasis will be borne by Revotar, which will have European rights.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 7, 2000               TEXAS BIOTECHNOLOGY CORPORATION


                                       /s/ Stephen L. Mueller
                                    --------------------------------------------
                                    Stephen L. Mueller
                                    Vice President, Finance and Administration,
                                    Secretary and Treasurer